As filed with the Securities and Exchange Commission on November 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Kansas City Southern*
(Exact name of registrant as specified in its charter)

Delaware	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

427 West 12th Street
Kansas City, Missouri 64105
(816) 983-1303
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam J. Godderz, Esq.
Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105
(816) 983-1360
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary A. Kashar, Esq. Colin J. Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 (212) 819-8200

*	The companies listed on the “Table of Additional Registrants” below are also included in this registration statement as Additional Registrants.
Approximate date of commencement of proposed sale of the securities to the public : From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Kansas City Southern
Common Stock
Preferred Stock
Debt Securities
Warrants
Stock Purchase Contracts
Units(3)
Additional Registrants
Guarantees of Debt Securities(4)

(1)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement.
(2)
The registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and are omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(3)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)
The subsidiaries of Kansas City Southern set forth in the “Table of Additional Registrants” below may guarantee the debt securities of Kansas City Southern. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
The Kansas City Southern Railway Company	Missouri	44-6000758
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*
The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, telephone number (816) 983-1303.

PROSPECTUS
KANSAS CITY SOUTHERN
Common Stock
Preferred Stock
Debt Securities*
Warrants
Stock Purchase Contracts
Units

*Guaranteed, to the extent described herein, by certain subsidiaries of Kansas City Southern

We may offer and sell from time to time in one or more offerings common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and units that include any of these securities. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common stock or our other securities. We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of those securities. The specific terms of securities being offered and sold will be provided in supplements to this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.
Kansas City Southern’s common stock and preferred stock are listed on the New York Stock Exchange under the symbols “KSU” and "KSU-P," respectively.

Investing in the securities offered hereby involves risks. See “ Risk Factors ” on page 2 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2020

ABOUT THIS PROSPECTUS
In this prospectus, references to “KCS” mean only Kansas City Southern, references to “the Company,” “we,” “us,” “our” and similar terms refer to KCS and its consolidated subsidiaries.
This prospectus is part of an automatically effective registration statement filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be offered and sold from time to time in one or more offerings with prices and other terms to be determined. This prospectus provides you with a general description of the securities that we may offer. Each time securities are offered pursuant to this prospectus, you will be provided with this prospectus and a prospectus supplement containing specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement and free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading “Incorporation by Reference” before investing in the securities.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of the offerors of any securities or to which the offerors of any securities have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

KANSAS CITY SOUTHERN

KCS, a Delaware corporation, is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS and its subsidiaries had approximately 7,040 employees on December 31, 2019.
KCS controls and owns all of the stock of The Kansas City Southern Railway Company (“KCSR”), a U.S. Class I railroad founded in 1887. KCSR serves a ten-state region in the midwest and southeast regions of the United States and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi and Texas.
KCS controls and owns all of the stock of Kansas City Southern de México, S.A. de C.V. (“KCSM”). Through its 50-year concession from the Mexican government (the “Concession”), which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. Laredo is a principal international gateway through which a substantial portion of rail and truck traffic between the United States and Mexico crosses the border. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the United States and Mexico border crossing at Nuevo Laredo, Tamaulipas. Under the Concession, KCSM has the right to use and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the United States and Mexico. The Company owns the northern half of this bridge through its ownership of Mexrail, Inc. (“Mexrail”).
KCSM also provides exclusive rail access to the port of Lazaro Cardenas on the Pacific Ocean. The Mexican government developed the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports for Asian and South American traffic bound for North America.
The Company wholly owns Mexrail which, in turn, wholly owns The Texas Mexican Railway Company (“Tex-Mex”). Tex-Mex owns a 157-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM.
The KCS coordinated rail network (KCSR, KCSM and Tex-Mex) comprises approximately 6,700 route miles extending from the midwest and southeast portions of the United States south into Mexico and connects with all other Class I railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the southeast and southwest United States through alternate interchange hubs.
KCS’s principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105, and its telephone number is (816) 983-1303.

RISK FACTORS
An investment in securities offered hereby involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference herein, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus, before making an investment decision. These risks are not the only risks we face. These risks could materially affect our business, results of operations or financial condition and cause the value of the securities offered hereby to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included or incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Readers can usually identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements. Such differences could be caused by a number of factors or combination of factors including, but not limited to, the factors identified below and those discussed under Item 1A of our most recent Annual Report on Form 10-K, and in other filings with the SEC. Readers are strongly encouraged to consider these factors and the following factors when evaluating any forward-looking statements concerning the Company:

•	public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS's business, suppliers, consumers, customers, employees and supply chains;
•	the outcome of claims and litigation, including those related to environmental contamination, personal injuries and property damage;
•	changes in legislation and regulations or revisions of controlling authority;
•	the adverse impact of any termination or revocation of KCSM’s Concession by the Mexican government;
•	United States, Mexican and global economic, political and social conditions;
•	the effects of current and future multinational trade agreements on the level of trade among the United States, Mexico and Canada;
•	the level of trade between the United States and Asia or Mexico;
•	the effects of fluctuations in the peso-dollar exchange rate;
•
natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions to the Company’s operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities KCS carries;
•	the dependence on the stability, availability and security of the information technology systems to operate its business;
•	the effect of demand for KCS’s services exceeding network capacity or traffic congestion on operating efficiencies and service reliability;
•	uncertainties regarding the litigation KCS faces and any future claims and litigation;
•	the impact of competition, including competition from other rail carriers, trucking companies and maritime shippers in the United States and Mexico;
•
KCS’s reliance on agreements with other railroads and third parties to successfully implement its business strategy, operations and growth and expansion plans, including the strategy to convert customers from using trucking services to rail transportation services;

•	compliance with environmental regulations;
•	disruption in fuel supplies, changes in fuel prices and the Company’s ability to recapture its costs of fuel from customers;
•	material adverse changes in economic and industry conditions, including the availability of short and long-term financing, both within the United States and Mexico and globally;
•	climate change and the market and regulatory responses to climate change;
•	changes in labor costs and labor difficulties, including strikes and work stoppages affecting either operations or customers’ abilities to deliver goods for shipment;
•	KCS’s reliance on certain key suppliers of core rail equipment;
•	unavailability of qualified personnel; and
•	acts of terrorism, war or other acts of violence or crime or risk of such activities.
Forward-looking statements reflect the information only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information. If KCS does update one or more forward-looking statements, no inference should be drawn that additional updates will be made regarding that statement or any other forward-looking statements. All forward-looking statements are qualified by, and should be read in conjunction with, the factors described above, and you should review the information under the caption “Risk Factors” in this prospectus.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, acquisitions and other capital expenditures and any then effective stock repurchase programs. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Unless otherwise indicated in a prospectus supplement, this section describes the terms of KCS’s common stock and preferred stock. The description of common stock and preferred stock set forth below is not complete and is qualified by reference to KCS’s Amended and Restated Certificate of Incorporation, Bylaws and Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, each filed as exhibits to KCS’s Form 10-K filed with the SEC on January 24, 2020. See “Where You Can Find More Information.”
Under KCS’s Amended and Restated Certificate of Incorporation, it is authorized to issue (i) 400,000,000 shares of common stock, par value $0.01 per share, (ii) 840,000 shares of 4% Noncumulative, Preferred Stock, par value $25.00 per share (“4% Preferred Stock”), and (iii) 2,000,000 shares of New Series Preferred Stock, par value $1.00 per share (“New Series Preferred Stock”). As of September 30, 2020, 123,352,185 shares of common stock were issued and 93,711,453 shares of common stock were outstanding and 649,736 shares of 4% Preferred Stock were issued and 218,169 shares of 4% Preferred Stock were outstanding. KCS’s common stock and 4% Preferred Stock are listed on the New York Stock Exchange.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES
The following is a general description of the debt securities that may be issued from time to time under this prospectus and the related guarantees. The particular terms relating to each will be set forth in a prospectus supplement.
In this section, the term “issuer” means KCS. Debt securities of KCS may have the benefit of guarantees (each, a “Guarantee”) by one or more of its subsidiaries (each, a “Guarantor”).
The debt securities will be issued under one or more indentures and/or supplemental indentures entered into among the issuer, any Guarantors and a trustee. The following summary of selected provisions of the applicable indenture, the terms of the debt securities, and the Guarantees is not complete. You should review the indentures, which are filed with the registration statement of which this prospectus is a part, any applicable supplemental indenture and any applicable prospectus supplement. The following summary is qualified in its entirety by reference to the indentures.
General
The applicable indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series pursuant to a supplemental indenture.
Terms
The applicable indenture provides for the issuance of debt securities in one or more series. The prospectus supplement applicable to each series of debt securities will specify, among other things, some or all of the following:

•	the title of such debt securities;
•	any limit on the aggregate principal amount;
•
the date or dates on which the principal of such debt securities is payable, including the maturity date, or the method or means by which those dates will be determined, and the issuer’s right, if any, to extend those dates and the duration of any such extension;

•
the rate or rates at which such debt securities shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the issuer’s right, if any, to extend the interest payment periods and the duration of any such extension;

•
the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable, the methods by which registration of transfer of debt securities and exchanges of debt securities may be effected, and by which notices and demands to or upon the issuer in respect of such debt securities may be made, given, furnished, filed or served;

•
the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at the issuer’s option;

•
the obligation, if any, to redeem, purchase or repay such debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the debt securities will be so redeemed, purchased or repaid;

•	the denominations in which such debt securities shall be issuable;
•
the currency or currencies in which the principal, premium, if any, and interest on the debt securities will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any deletions from, modifications of or additions to the events of default or covenants of the issuer as provided in the applicable indenture pertaining to the debt securities;
•	whether such debt securities shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;
•	whether the debt securities will be guaranteed, by which Guarantors and a description of the Guarantees; and
•	any other terms of such debt securities.
The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Paying Agent and Registrar
Unless otherwise indicated in the applicable prospectus supplement, the issuer will pay the principal of, premium, if any, and interest on the debt securities at any office of the issuer or any agency designated by the issuer. The issuer reserves the right to pay interest to holders by check mailed directly to holders at their registered addresses.
Holders may exchange or transfer their debt securities at the designated location. No service charge will be made for any registration of transfer or exchange of debt securities. The issuer, however, may require holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.
Ranking
The debt securities will be unsecured senior indebtedness of the issuer, will rank equally in right of payment with all existing and future senior indebtedness of the issuer and will be senior in right of payment to all subordinated obligations of the issuer. The debt securities also will be effectively subordinated to all secured indebtedness of the issuer to the extent of the value of the assets securing such secured indebtedness.
The Guarantees will be unsecured senior indebtedness of the applicable Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of such Guarantor and will be senior in right of payment to all subordinated obligations of such Guarantor. The Guarantees also will be effectively subordinated to all secured indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Guarantee.
Certain Covenants
Unless the applicable prospectus supplement specifies otherwise, the debt securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of debt securities will be described in the applicable prospectus supplement. Under the applicable indenture, the issuer will agree to:

•	pay the principal, interest, and any premium on the debt securities when due;
•	maintain a place of payment; and
•	deliver a report to the trustee at the end of each fiscal year reviewing its obligations under the applicable indenture.

Merger and Consolidation
Unless otherwise indicated in the applicable prospectus supplement, neither the issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any person or permit any person to merge with or into the issuer or such Guarantor unless:

(1)
the issuer or such Guarantor shall be the continuing person, or the person (if other than the issuer or such Guarantor) formed by such consolidation or into which the issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the issuer or such Guarantor under the debt securities, the Guarantee and the indenture, as applicable; provided that this clause (1) shall not apply with respect to a Guarantor whose Guarantee is released in accordance with the applicable indenture;

(2)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and
(3)
the trustee shall have received an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture comply with the applicable indenture.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the issuer or any Guarantor in accordance with the applicable indenture, the successor person formed by such consolidation or into which the issuer or any Guarantor is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the issuer or such Guarantor under the applicable indenture with the same effect as if such successor person had been named as the issuer or such Guarantor therein; provided , however , that the predecessor shall not be relieved from the obligation to pay the principal, premium, if any, or interest on the debt securities except in the case of a sale of all of the predecessor’s assets in a transaction that is subject to the prior paragraph.
Redemption and Repurchase
The debt securities of any series may be redeemable at the option of the issuer, as applicable, or may be subject to mandatory redemption by the issuer, as applicable. In addition, the debt securities of any series may be subject to repurchase or repayment by the issuer, as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the time and the prices regarding any optional or mandatory redemption, or any repurchase or repayment at the option of the holders of any series of debt securities.
Defaults
Each of the following is an Event of Default with respect to debt securities of a series:

(1)	default in the payment of interest on any debt securities of such series when due and such default continues for a period of 30 days;
(2)	default in the payment of principal of (or premium, if any, on) any debt securities of such series when due at maturity, upon acceleration, redemption or otherwise;
(3)
default in the performance of any covenant of the issuer or a Guarantor in the applicable indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of such series;

(4)	certain events of bankruptcy, insolvency or reorganization with respect to the issuer or a Guarantor;
(5)
any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the applicable indenture) or any Guarantor or person acting by or on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the applicable indenture or any Guarantee and such default continues for 10 days after receipt of the notice specified in the applicable indenture; or

(6)	any other Event of Default established for the debt securities of such series.
If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the outstanding debt securities of such series to be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind any such acceleration with respect to such debt securities and its consequences.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of a series will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the applicable indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Amendments, Supplements and Waivers
Subject to certain exceptions, the applicable indenture or the debt securities of a series may be amended with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding. However, without the consent of each holder of an outstanding debt securities affected, no amendment or supplement may, among other things:

(1)	change the stated maturity of the principal of, or any installment of interest on, any debt security;
(2)	reduce the principal amount of, or premium, if any, or interest on, any debt security;
(3)	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;
(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
(5)
reduce the percentage or principal amount of outstanding debt securities of any series the consent of whose holders is necessary to modify or amend the applicable indenture or waive compliance with certain provisions of the applicable indenture or waive certain defaults;

(6)	waive a default in the payment of principal of, premium, if any, or interest on, the debt securities; or
(7)	release any Guarantor from any of its obligations under its Guarantee or the applicable indenture, except as set forth in the applicable indenture.
Without the consent of any holder, the issuer, the Guarantors and the trustee may amend or supplement the applicable indenture, any debt security and any Guarantee thereof to:

(1)	cure any ambiguity, omission, mistake, defect or inconsistency;
(2)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(3)	provide for the assumption by a successor corporation of the obligations of the issuer or a Guarantor under the applicable indenture;
(4)
make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the TIA;
(6)
conform the text of the applicable indenture, the debt securities or the Guarantees to any provision of the description of such debt securities and Guarantees set forth in this prospectus or in any prospectus supplement to the extent that such provision herein or therein was intended to be a verbatim recitation of a provision thereof;

(7)	to add a Guarantor or release any Guarantor from its Guarantee if such release is in accordance with the terms of the applicable indenture; and
(8)	provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture.

Transfer and Exchange
A holder will be able to transfer or exchange debt securities. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a holder to pay any taxes required by law or permitted by the applicable indenture. The issuer will not be required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt securities for a specified period prior to the mailing of a notice of redemption of debt securities. The debt security will be issued in registered form and the holder will be treated as the owner of such debt security for all purposes.

Guarantees
The debt securities of any series of an issuer may be guaranteed by one or more of its subsidiaries. The Guarantors of any series of guaranteed debt securities may differ from the Guarantors of any other series of guaranteed debt securities. In the event an issuer issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
Terms of the guarantees of any debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.
Defeasance
The issuer may at any time terminate all of its obligations under the debt securities and the applicable indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the issuer may at any time, subject to certain conditions, terminate its obligations under specified covenants.
The issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the issuer exercises its legal defeasance option, payment of the debt securities may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its covenant defeasance option, payment may not be accelerated because of certain specified Events of Default.
In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, the debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders thereof will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
Governing Law
The applicable indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry; Delivery and Form
The debt securities initially may be represented by one or more debt securities in registered, global form without interest coupons. So long as the Depository Trust Company (“DTC”) or its nominee is the registered owner of the certificates representing the debt securities, DTC or its nominee, as the case may be, will be the sole holder of the debt securities represented thereby for all purposes under the applicable indenture. Unless otherwise provided, the beneficial owners of the debt securities will not be entitled to receive physical delivery of certificated debt securities and will not be considered the holders thereof for any purpose under the applicable indenture, and the certificates representing the debt securities shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in the debt securities must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the applicable indenture. The laws of some jurisdictions require that certain purchases of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interest in the certificates representing the debt securities.

DESCRIPTION OF WARRANTS
This section describes the general terms of the warrants that KCS may offer and sell under this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
KCS may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between KCS and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered. The warrant agent will act solely as KCS’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.
Debt Warrants
KCS may issue warrants for the purchase of its debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the initial offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the currency or currency units in which the initial offering price, if any, and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•	antidilution provisions of the debt warrants, if any;
•	redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants
KCS may issue warrants for the purchase of its equity securities. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the initial offering price;
•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	antidilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
This section describes the general terms of the stock purchase contracts that KCS may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each stock purchase contract. The accompanying prospectus supplement may add, update or change the terms and conditions of the stock purchase contracts as described in this prospectus.
KCS may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to KCS, and obligating KCS to sell to or purchase from the holders, a specified number of shares of KCS’s common stock or preferred stock at a future date or dates, or a variable number of shares of KCS’s common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.
The stock purchase contracts may be issued separately or as units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts, either debt securities or debt obligations of third parties, including U.S. Treasury securities.
The stock purchase contracts may require KCS to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances KCS may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
A prospectus supplement will describe the terms of any stock purchase contracts being offered. Material U.S. federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement. If KCS issues any stock purchase contracts, it will file or incorporate the form of stock purchase contract as an exhibit to the registration statement, and you should read these documents for provisions that may be important to you.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the following securities: common stock, preferred stock, debt securities, guarantees, warrants, stock purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the designation and terms of the units and of the constituent securities comprising the units;
•	any provisions of the governing unit agreement;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	if appropriate, a discussion of material United States federal income tax considerations; and
•	any other terms of the units and their constituent securities offered thereunder.

PLAN OF DISTRIBUTION
The securities offered hereby from time to time may be sold (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. The specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation will be identified in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.
LEGAL MATTERS
The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP, New York, New York, as to New York law. Certain matters of Illinois and Missouri law will be passed on for us by Husch Blackwell, LLP, Kansas City, Missouri. If legal matters in connection with any offering in respect of which this prospectus is being delivered are passed upon by other counsel for the offeror or the underwriters of such offering, that counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements as of December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Kansas City Southern for the year ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our website at www.kcsouthern.com and the SEC’s website at www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows incorporation by reference of information we file with it, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below that have previously been filed, and any future filings KCS makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules.

•	KCS’s Annual Report on Form 10-K for the year ended December 31, 2019;
•	KCS’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
•	the information responsive to Part III of Form 10-K for the year ended December 31, 2019 provided in KCS’s Definitive Proxy Statement filed on April 9, 2020;
•	KCS’s Current Report on Form 8-K filed on May 27, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will automatically be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. To obtain copies of these filings see “Where You Can Find More Information.”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimation of the expenses (all of which are to be paid by the registrants) that may be incurred in connection with the securities being registered hereby:

SEC registration fee	$	*
Legal fees and expenses	$	**
Transfer agent and trustee fees and expenses	$	**
Accounting fees and expenses	$	**
Rating agency fees	$	**
Printing expenses	$	**
Miscellaneous	$	**

TOTAL	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that KCS anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors
Delaware Corporations
Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The certificates of incorporation and the bylaws of the Delaware registrants provide for indemnification by the registrants of their directors, senior officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of the Delaware registrants provide for such limitation of liability.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificates of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Illinois Corporations
Under Section 8.75(a) of the Illinois Business Corporation Act of 1983 (“ILBCA”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 8.75(b) of the ILBCA, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).
Under Section 8.75(g) of the ILBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions Section 8.75 of the ILBCA.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Missouri Corporations
Under Section 351.355(1) of the General and Business Corporation Law of Missouri (the “Missouri GBCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Under Section 351.355(2) of the Missouri GBCL, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Section 351.355(3) of the Missouri GBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
Under Section 351.355(8) of the Missouri GBCL, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 351.355 of the Missouri GBCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificates of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.
Item 16. Exhibits
The following documents are filed as exhibits to this prospectus, including those exhibits incorporated herein by reference to a prior filing of our company under the Securities Act or the Exchange Act, as indicated in parenthesis.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1
Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, filed on May 7, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1

3.1.1
Amendments to the Kansas City Southern Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 5, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.1

3.1.2
Amendment to the Kansas City Southern Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 23, 2019 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.2

3.2
Kansas City Southern Bylaws, amended and restated as of May 23, 2019, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 23, 2019 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.2

4.1
Indenture, dated December 9, 2015, among the Company, the Note Guarantors and U.S. Bank National Association, as trustee, filed as exhibit 4.2 to the Company’s registration statement on Form S-3 filed on November 13, 2017 (File No. 333-221537), is incorporated herein by reference as Exhibit 4.1.

4.2*	Form of Debt Securities

4.3*	Form of Warrant Agreement

4.4*	Form of Stock Purchase Contract

4.5*	Form of Unit Agreement

5.1**	Opinion of White & Case LLP

5.2**	Opinion of Husch Blackwell LLP

23.1**	Consent of KPMG LLP

23.2**	Consent of PricewaterhouseCoopers LLC

23.3**	Consent of White & Case LLP (included in Exhibit 5.1)

23.4**	Consent of Husch Blackwell LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature pages of the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 of U.S. Bank National Association as trustee for the Indenture included in Exhibit 4.1 above.

*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act in connection with the offering of securities registered hereunder.

**	Filed herewith.

Item 17. Undertakings
Each undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however , that paragraphs (a)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

KANSAS CITY SOUTHERN

By:	/s/ PATRICK J. OTTENSMEYER
Patrick J. Ottensmeyer President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President, Chief Executive Officer and Director (Principal Executive
Patrick J. Ottensmeyer	Officer)

/s/ MICHAEL W. UPCHURCH	Executive Vice President and Chief Financial Officer (Principal Financial
Michael W. Upchurch	Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal
Suzanne M. Grafton	Accounting Officer)

/s/ LYDIA I. BEEBE	Director
Lydia I. Beebe
/s/ LU M. CÓRDOVA	Director
Lu M. Córdova

/s/ ROBERT J. DRUTEN	Director
Robert J. Druten

SIGNATURE	TITLE

/s/ ANTONIO O. GARZA, JR.	Director
Antonio O. Garza, Jr.

/s/ DAVID GARZA-SANTOS	Director
David Garza-Santos
/s/ JANET H. KENNEDY	Director
Janet H. Kennedy

/s/ MITCHELL J. KREBS	Director
Mitchell J. Krebs

/s/ HENRY J. MAIER	Director
Henry J. Maier

/s/ THOMAS A. MCDONNELL	Director
Thomas A. McDonnell

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	Chief Executive Officer and Chairman of the Board (Principal Executive
Patrick J. Ottensmeyer	Officer)

/s/ MICHAEL W. UPCHURCH	Vice President and Chief Financial Officer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

PABTEX, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Treasurer (Principal Financial
Michael W. Upchurch	Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)

/s/ BRIAN D. HANCOCK	Director
Brian D. Hancock

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal Financial
Michael W. Upchurch	Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President, Chief Executive Officer, Chairman of the Board of
Patrick J. Ottensmeyer	Directors, and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH	Executive Vice President, Chief Financial Officer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal
Suzanne M. Grafton	Accounting Officer)

/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ ADAM J. GODDERZ	Director
Adam J. Godderz

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)
/s/ WARREN K. ERDMAN	Director
Warren K. Erdman
/s/ ADAM J. GODDERZ	Director
Adam J. Godderz

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

KCS HOLIDNGS I, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement , and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)
/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

KCS VENTURES I, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

TRANS-SERVE, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer and Director (Principal Financial
Michael W. Upchurch	Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)
/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 6, 2020.

VEALS, INC.

By:	/s/ PATRICK J. OTTENSMEYER
Name:	Patrick J. Ottensmeyer
Title:	President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Ottensmeyer and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 6, 2020.

SIGNATURE	TITLE

/s/ PATRICK J. OTTENSMEYER	President and Director (Principal Executive Officer)
Patrick J. Ottensmeyer

/s/ MICHAEL W. UPCHURCH	Vice President, Chief Financial Officer, Treasurer and Director (Principal
Michael W. Upchurch	Financial Officer)

/s/ SUZANNE M. GRAFTON	Vice President and Chief Accounting Officer (Principal Accounting
Suzanne M. Grafton	Officer)
/s/ WARREN K. ERDMAN	Director
Warren K. Erdman

/s/ JEFFREY M. SONGER	Director
Jeffrey M. Songer